Independent Auditors’ Consent

The Board of Directors Ocean Energy, Inc.:

We consent to the incorporation by reference in the following registration statements of Ocean Energy, Inc. and subsidiaries of our report dated January 28, 2003, with respect to the consolidated balance sheets of Ocean Energy, Inc. and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the three–year period ended December 31, 2002, which report appears in the December 31, 2002, annual report on Form 10–K of Ocean Energy, Inc. and subsidiaries.

Our report refers to a change in the method of accounting for derivative financial instruments, effective January 1, 2001.

  Form S–8, Seagull Energy Corporation 1981 Non–Qualified and Incentive Stock Option Plan (2–80834).
  Form S–8, Seagull Energy Corporation 1983 Stock Option Plan, as amended (2–93087).
  Forms S–8 and S–3, Seagull Energy Corporation 1986 Stock Option Plan (33–22475).
  Form S–8, Seagull Energy Corporation 1990 Stock Option Plan, as amended (33–43483).
  Form S–8, Seagull Energy Corporation 1993 Stock Option Plan, as amended (33–50643).
  Form S–8, Seagull Energy Corporation 1993 Nonemployee Directors’ Stock Option Plan, as amended (33–50645).
  Form S–8, Seagull Energy Corporation 1995 Omnibus Stock Plan, as amended (33–64041).
  Form S–8, Global Natural Resources Inc. 1989 Key Employee Stock Option Plan and Global Natural Resources, Inc. 1992 Stock Option Plan, as amended (333–13393).
  Form S–8, Seagull Energy Corporation 1998 Omnibus Stock Plan, as amended (333–71375).
  Form S–8, Ocean Energy, Inc. 1999 Long–Term Incentive Plan, as amended (333–95507).
  Form S–8, Ocean Energy, Inc. 1996 Long–Term Incentive Plan, Ocean Energy, Inc. 1994 Long–Term Incentive Plan, and United Meridian Corporation 1994 Outside Directors’ Nonqualified Stock Option Plan, as amended (333–78255).
  Form S–8, Ocean Energy, Inc. 1998 Long–Term Incentive Plan, Ocean Energy, Inc. Long–Term Incentive Plan For Nonexecutive Employees, United Meridian Corporation 1994 Employee Nonqualified Stock Option Plan, and United Meridian Corporation 1987 Nonqualified Stock Option Plan, as amended (333–68679).
  Form S–8, Ocean Energy, Inc. 2001 Employee Stock Purchase Plan, as amended (333–49756).
  Form S–3, Ocean Energy, Inc. $1 Billion Debt Securities, Common Stock, Preferred Stock, Depository Shares, Warrants, Guarantees of Debt Securities, Stock Purchase Contracts and Stock Purchase Units, as amended (333–67136).
  Form S–8, Ocean Energy, Inc. Retirement Savings Plan, Ocean Energy Inc. Retirement Savings Plus Plan, Ocean Energy Inc. Supplemental Benefit Plan and Ocean Energy Inc. Outside Directors Deferred Fee Plan (333–75268).
  Form S–8, Ocean Energy, Inc. 2001 Long–Term Incentive Plan (333–75270).
  Form S–8, Ocean Energy, Inc. Long–Term Incentive Plan for Non–Executive Employees (333–100903).

/s/ KPMG LLP

Houston, Texas
March 7, 2003